UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2006
ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in charter)

Maryland	1-16755	74-6056896
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

9200 E. Panorama Circle, Suite 400, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 708-5959
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Notice

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan
     On January 13, 2006, Archstone-Smith Trust informed its trustees and executive officers that a blackout on trading was being imposed in its 401(k) Savings Plan beginning on February 6, 2006. The Company is providing this notice at least 15 calendar days prior the expected beginning date of the blackout period. A copy of the notice distributed to trustees and executive officers is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
               Not applicable.
     (b) Pro Forma Financial Information.
               Not applicable.
     (c) Exhibits.

Exhibit 99.1	Notice dated January 13, 2006 to the Board of Trustees and Executive Officers of Archstone-Smith Trust from Erin McMahon regarding the Notice of Blackout on Trading for Section 16(b) Filers: February 6, 2006 through February 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

ARCHSTONE-SMITH OPERATING TRUST

	By:	/s/ Caroline Brower

Dated: January 13, 2006		Name: Caroline Brower
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1	Notice dated January 13, 2006 to the Board of Trustees and Executive Officers of Archstone-Smith Trust from Erin McMahon regarding the Notice of Blackout on Trading for Section 16(b) Filers: February 6, 2006 through February 13, 2006